UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2012

LONE PINE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-25909 (Commission File Number)	86-0931332 (IRS Employer Identification No.)

40 Wall Street 58th Floor, New York, New York (Address of Principal Executive Offices)	10005 (Zip Code)

212-509-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01                      Entry Into A Material Definitive Agreement

On May 18, 2012, Registrant (“we” or the “Company”) entered into a certain Securities Exchange Agreement (“Exchange Agreement”) with Flux Power, Inc., a California corporation (the “Flux Power”) and its shareholders, Mr. Christopher Anthony, Esenjay Investments LLC, and Mr. James Gevarges (collectively the “Flux Shareholders”), pursuant to which we agreed to purchase 100% of the issued and outstanding shares of common stock of Flux Power from the Flux Shareholders in exchange for 37,714,514 newly issued shares our common stock (“Exchange Shares”), and assume Flux Power’s 2010 Option Plan (“Plan”) and all of the outstanding stock options under the Plan, subject to the satisfaction of closing conditions set forth in the Exchange Agreement (the “Closing”).  There was no material relationship between the Company and either Flux Power or any of the Flux Shareholders.

In addition to customary closing conditions, the Closing is also subject to additional conditions, which includes among other things, (a) the appointment of  Messrs. Chris Anthony, James Gevarges and Michael Johnson as our directors to fill vacancies on our board of directors, (b) the appointment of Mr. Anthony as our Chairman, Chief Executive Officer and President, Mr. Jackson as our Chief Financial Officer, and Mr. Miller as our Secretary and the resignation of Mr. Gianluca Cicogna Mozzoni as our sole officer and sole director, effective on the tenth day following the mailing of an information statement by us, to our shareholders that complies with the requirements of Section 14(f) of the Securities Exchange Act of 1934, (c)  the adoption and approval of an amended and restated bylaws in the form substantially approved by Flux Power and (d) changing our name to Flux Power Holdings, Inc.

The Exchange Agreement also requires we will use our best efforts to conduct a private placement of our common stock and warrants to accredited investors to purchase up to eight Units consisting of 1,207,185 shares of our common stock and 241,437 five-year warrants to purchase one share of our common stock at an exercise price of $0.41 per share each, at a price of $500,000 per Unit (the “Private Placement”).

The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

SECTION 8 – OTHER INFORMATION

Item 8.01 Other Events.

The information relating to the Private Placement under Item 1.01 is being provided pursuant to Rule 135c under the Securities Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                       Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Exhibit Description
2.1	Securities Exchange Agreement

Portions of this report constitute “forward-looking statements” defined by federal law.  Although  we believe any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company’s performance is contained in our filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lone Pine Holdings, Inc., a Nevada Corporation
Dated: May 23, 2012	/s/ Gianluca Cicogna Mozzoni
Gianluca Cicogna Mozzoni, President